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                                                                   EXHIBIT 10.17


               AMENDED AND RESTATED PUT AND CALL OPTION AGREEMENT



         AMENDED AND RESTATED PUT AND CALL OPTION AGREEMENT, dated as of February 12, 2001 (the "Agreement"), between ARH WARRIOR HOLDINGS, INC., a Delaware corporation ("AWH"), and ALLIANCE RESOURCE PARTNERS, L.P., a Delaware limited partnership (the "MLP"), amending and restating that certain Put and Call Option Agreement, dated as of January 26, 2001 (the "Original Put and Call Agreement"), between AWH and the MLP.

                                   WITNESSETH:

         WHEREAS, AWH has formed Warrior Coal, LLC, a Delaware limited liability company ("Warrior Coal"), and owns all of the limited liability company member interests in and to Warrior Coal; and

         WHEREAS, contemporaneously with the execution and delivery of the Original Put and Call Agreement, Warrior Coal entered into (i) a Stock Purchase and Sale Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), among Warrior Coal, as purchaser, and David Roberts, Paul Roberts and Julie Hober, as sellers, pursuant to which Warrior Coal purchased all of the issued and outstanding shares of capital stock of Warrior Coal Corporation ("WCC"), Warrior Coal Mining Company ("WCMC") and Roberts Bros. Coal Co., Inc. ("RBCC"), and (ii) an Asset Purchase and Sale Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), among Warrior Coal, as purchaser, and Christian Coal Corp. and Richland Mining Co., Inc., as sellers, pursuant to which Warrior Coal purchased certain assets, and assumed certain liabilities, of Christian Coal Corp. and Richland Mining Co., Inc.;

         WHEREAS, contemporaneously with the execution and delivery of the Original Put and Call Agreement, SGP Land, LLC ("SGP Land") entered into an Asset Purchase and Sale Agreement, dated as of the date hereof (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Cardinal Asset Purchase Agreement"), between SGP Land, as purchaser, and Cardinal Trust, LLC ("Cardinal Trust"), as seller, pursuant to which SGP Land purchased certain assets and assumed certain liabilities of Cardinal Trust;

         WHEREAS, AWH has contributed capital to Warrior Coal for the purpose of financing the acquisitions contemplated by the Stock Purchase Agreement and the Asset Purchase Agreement;

         WHEREAS, contemporaneously with the execution and delivery of the Stock Purchase Agreement and the Asset Purchase Agreement, AWH and the MLP entered into the Original Put and Call Agreement, pursuant to which (i) AWH acquired the right to put to the MLP during a specified period, and the MLP became obligated to purchase from AWH, all of AWH's limited liability company interests in and to Warrior Coal, upon the terms and conditions set forth therein, and (ii) the MLP acquired the right to call from AWH during a specified period, and



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AWH became obligated to sell to the MLP, all of AWH's limited liability company interests in and to Warrior Coal, upon the terms and conditions set forth therein; and

         WHEREAS, AWH and the MLP desire to amend and restate the Original Put and Call Agreement in its entirety upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, AWH and the MLP hereby agree as follows:

         Section 1. Definitions. Where used in this Agreement, the following terms shall have the meanings set forth in this Section 1 (such meanings to be, when appropriate, equally applicable to both the singular and plural forms of the terms defined):

                  "Asset Purchase Agreement" shall have the meaning specified in the second Whereas clause hereof.

                  "AWH" shall have the meaning specified in the preamble hereof.

                  "Call Option" means the right of the MLP to purchase from AWH and to cause AWH to sell to the MLP (or its designee) Warrior Coal, as contemplated by Section 3 hereof.

                  "Call Option Period" shall mean the period from and including April 12, 2003 to and including December 31, 2006.

                  "Call Option Price" means the sum of (i) $10,000,000.00, (ii) an amount of interest equal to the product of (x) the amount set forth in clause (i) hereof multiplied by (y) twelve percent (12%) per annum, compounded annually (determined based on a 360-day year, actual days elapsed from January 26, 2001 up to (but not including) the date on which the purchase and sale of Warrior Coal shall be consummated in connection with the exercise of the Call Option), and (iii) an amount equal to the product of (x) the amount determined pursuant to clause
         (ii) hereof and (y) twenty-five percent (25%).

                  "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "Capital Lease Obligation" means, with respect to Warrior Coal or any Subsidiary thereof and a Capital Lease, the amount of the obligation of Warrior Coal or such Subsidiary as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of Warrior Coal or such Subsidiary.

                  "Cardinal Asset Purchase Agreement" shall have the meaning specified in the third Whereas clause hereof.


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                  "Cardinal Trust" shall have the meaning specified in the third
         Whereas clause hereof.

                  "Consolidated Subsidiary" means, with respect to any Person at any time, any Subsidiary the accounts of which would be consolidated with those of such first Person in its consolidated financial statements in accordance with GAAP.

                  "Debt" means, with respect to any Person, without duplication,

                           (a) its liabilities for borrowed money;

                           (b) its liabilities for the deferred purchase price
                  of property acquired by it (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                           (c) its Capital Lease Obligations;

                           (d) all liabilities secured by any Lien with respect
                  to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                           (e) all its liabilities in respect of letters of
                  credit or instruments serving a similar function issued or accepted for its account by banks or other financial institutions (whether or not representing obligations for borrowed money), other than any thereof incurred in the ordinary course of business of such Person and which are issued (i) to support such Person's obligations in respect of workmen's compensation or unemployment insurance laws, the payment or retirement benefits or performance guarantees relating to coal deliveries or insurance deductibles and aggregating, in the case of Warrior Coal and its Subsidiaries, no more than $2,000,000 at any time outstanding for all of the foregoing or (ii) in respect of current trade payables of such Person; and

                           (f) any Guaranty of such Person with respect to
                  liabilities of a type described in any of clauses (a) through
                  (e) hereof.

                  Debt of such Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                  "GAAP" means generally accepted accounting principles consistently applied in the United States.


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                  "Guaranty" and, with correlative meaning, "Guaranteed" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such person:

                           (a) to purchase such Debt or any property
                  constituting security therefor;

                           (b) to advance or supply funds (i) for the purchase
                  or payment of such Debt, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other person or otherwise to advance or make available funds of the purchase or payment of such Debt;

                           (c) to lease properties or to purchase properties or
                  services primarily for the purpose of assuring the owner of such Debt of the ability of any other person to make payment of the Debt; or

                           (d) otherwise to assure the owner of such Debt
                  against loss in respect thereof.

                  In any computation of the Debt of the obligor under any Guaranty, the Debt that is the subject of such Guaranty shall be assumed to be a direct obligation of such obligor. The amount of any Guaranty shall be equal to the outstanding amount of the Debt guaranteed, or such lesser amount to which the maximum exposure of such person shall have been specifically limited.

                  "Inventory" means inventory held for sale or lease in the ordinary course of business.

                  "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest, production payment or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements); provided, however, "Lien" shall not include any of the following: (i) any negative pledge, or (ii) any royalty interest or overriding royalty interest under any lease, sublease or other similar agreement entered into in the ordinary course of business.

                  "Material Adverse Effect" means a material adverse effect on the business, operations, affairs, financial condition, assets or properties of Warrior Coal and its Subsidiaries, taken as a whole (unless the context shall expressly require otherwise).


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                  "Original Put and Call Agreement" shall have the meaning
         specified in the preamble hereof.

                  "Permitted Liens" means each of the following:

                           (a) Liens for property taxes, assessments or other
                  governmental charges which are not yet due and payable and delinquent or the validity of which is being contested in good faith;

                           (b) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the amount, applicability or validity thereof is being contested by Warrior Coal or any Subsidiary thereof on a timely basis in good faith and in appropriate proceedings, and Warrior Coal or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of Warrior Coal or such Subsidiary.

                           (c) Liens incurred or deposits made in the ordinary
                  course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                           (d) any attachment or judgment Lien for the payment
                  of money in an aggregate amount not to exceed $1,000,000, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are contested by Warrior Coal or any Subsidiary thereof on a timely basis in good faith and in appropriate proceedings, and Warrior Coal or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of Warrior Coal or such Subsidiary; and

                           (e) leases or subleases granted to others, zoning
                  restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), and not interfering with, the ordinary conduct of the business of Warrior Coal or any Subsidiary thereof, provided that such Liens do not, in the aggregate, materially detract from the value of such property or impair the use of such property.

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                  "Person" shall mean an individual, partnership, limited
         liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Put Option" means the right of AWH to sell Warrior Coal to the MLP (or its designee) and to cause the MLP (or its designee) to purchase Warrior Coal from AWH, as contemplated by Section 2 hereof.

                  "Put Option Period" shall mean the ten day period from and including January 2, 2003 to and including January 11, 2003.

                  "Put Option Price" means the sum of (i) $10,000,000.00 and
         (ii) an amount of interest equal to the product of (x) the amount set forth in clause (i) hereof multiplied by (y) twelve percent (12%) per annum, compounded annually (determined based on a 360-day year, actual days elapsed from January 26, 2001 up to (but not including) the date on which the purchase and sale of Warrior Coal shall be consummated in connection with the Put Option).

                  "RBCC" shall have the meaning specified in the second Whereas clause hereof.

                  "SGP Land" shall have the meaning specified in the third Whereas clause hereof.

                  "SGP Revolving Credit Agreement" shall mean the Revolving Credit Agreement, dated as of January 26, 2001, between Alliance Resource GP, LLC, a Delaware limited liability company, as lender, and Warrior Coal, as borrower, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Stock Purchase Agreement" shall have the meaning specified in the second Whereas clause hereof.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association, trust or other entity of which (or in which) more than 50% of (a) the issued and outstanding shares of capital stock or partnership interests (or their equivalent) having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interests in the capital or profits of such partnership, limited liability company, joint venture or association with ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such partnership, limited liability company, joint venture or association, or (c) the beneficial interests in such trust or other entity with ordinary voting power to elect a majority of the board of trustees (or Persons performing similar functions) of such trust or other entity, is at the time, directly or indirectly, owned or controlled by such Person,


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         by such Person and one or more of its Subsidiaries, or by one or more of such Person's other Subsidiaries.

                  "Third Party Consents" shall have the meaning specified in
         Section 8 hereof.

                  "Warrior Coal" shall have the meaning set forth in the first Whereas clause hereof.

                  "WCC" shall have the meaning specified in the second Whereas clause hereof.

                  "WCMC" shall have the meaning specified in the second Whereas clause hereof.

         Section 2. Put Option. During the Put Option Period, AWH shall have the right to put and sell to the MLP (or to any Subsidiary of the MLP designated by the MLP), and the MLP (or such designee) shall have the obligation to purchase from AWH, all of the limited liability company interests in and to Warrior Coal held by AWH provided (i) AWH shall have given not less than ninety (90) days or more than one hundred fifty (150) days written notice to the MLP prior to the commencement of the Put Option Period of its desire to put Warrior Coal to MLP,
(ii) after giving effect to such put, the MLP (or such designee) shall own not less than 100% of the limited liability company interests in and to Warrior Coal, (iii) the MLP shall pay or cause to be paid to AWH the Put Option Price,
(iv) all Third Party Consents shall have been obtained or waived in writing and
(v) since January 26, 2001, there shall not have occurred a material adverse change in the business, operations, affairs, financial condition, assets or properties of Warrior Coal and its Subsidiaries, taken as a whole. Promptly following the exercise by AWH of the Put Option, the parties hereto shall cooperate with one another and shall negotiate in good faith a purchase and sale agreement containing terms and conditions reasonable and customary for a transaction of the type so contemplated, including representations and warranties regarding AWH's title in and to the limited liability company interests of Warrior Coal and Warrior Coal's title in and to the limited liability company interests or capital stock (or their equivalent) of each Subsidiary, if any, of Warrior Coal, for the purpose of consummating the sale of Warrior Coal by AWH to the MLP (or such designee); provided, however, that in no event shall the consideration payable by the MLP (or such designee) to AWH upon consummation of such transaction be greater or less than the Put Option Price. If the Put Option shall have been exercised, AWH and the MLP (or its designee) shall consummate the purchase and sale of Warrior Coal during the Put Option Period; provided, however, that if the purchase and sale of Warrior Coal in connection with the exercise of such Put Option shall not have been consummated during the Put Option Period and the parties hereto shall be diligently proceeding in good faith and using their best efforts to consummate such purchase and sale, then the right of AWH to put and sell Warrior Coal to the MLP during the Put Option Period shall continue thereafter for not more than fifteen
(15) days to the extent necessary to consummate such transaction.

         Section 3. Call Option. During the Call Option Period, the MLP (or any subsidiary of the MLP designated by the MLP) shall have the right to call and purchase from AWH, and AWH shall have the obligation to sell to the MLP (or such designee), all of the limited liability company interests in and to Warrior Coal held by AWH provided (i) the MLP shall have given written notice to AWH, which notice may not be given prior to the commencement of the Call



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Option Period, (ii) after giving effect to such call, the MLP (or such designee)
shall own not less than 100% of the limited liability company interests in and to Warrior Coal, (iii) the MLP shall pay or caused to be paid to AWH the Call Option Price and (iv) all Third Party Consents shall have been obtained or waived in writing. Promptly following the exercise by the MLP of the Call
Option, the parties hereto shall cooperate with one another and shall negotiate in good faith a purchase and sale agreement, containing terms and conditions reasonable and customary for a transaction of the type so contemplated, including representations and warranties regarding AWH's title in and to the limited liability company interests of Warrior Coal and Warrior Coal's title in and to the limited liability company interests or capital stock (or their equivalent) of each Subsidiary, if any, of Warrior Coal, for the purpose of consummating the purchase of Warrior Coal by the MLP (or its designee) from AWH; provided, however, that in no event shall the consideration payable by the MLP (or such designee) to AWH upon consummation of such transaction be greater or less than the Call Option Price. If the Call Option shall have been exercised, AWH and the MLP (or its designee) shall enter into such purchase and sale agreement as soon as reasonably practicable following (but not more than 90 days after) receipt by AWH of such written notice; provided, however, that if the purchase and sale of Warrior Coal in connection with the exercise of such Call Option shall not have been consummated within such 90 days' period and the parties hereto shall be diligently proceeding in good faith to consummate such purchase and sale, then the right of the MLP to call and purchase Warrior Coal from AWH during such 90 days' period shall continue thereafter for such period of time as shall be reasonably necessary to consummate such transaction.

         Section 4. Representations and Warranties of the MLP.

         In order to induce AWH to enter into this Agreement, the MLP represents and warrants as of the date hereof as follows:

                  (a) Existence, Power and Authority. The MLP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full partnership power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

                  (b) Authorization; Enforceable Obligations. This Agreement has been duly authorized, executed and delivered by the MLP and constitutes the legal, valid and binding obligation of the MLP, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of the law of equity or by any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and laws affecting creditors' rights generally.

                  (c) No Legal Bar. The execution, delivery and performance by the MLP of this Agreement (i) do not or will not violate the certificate of limited partnership, or other formation document of the MLP, and (ii) do not or will not violate or conflict with any law, governmental rule or regulation or any judgment, writ, order, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority applicable to the MLP.


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         Section 5. Representations and Warranties of AWH.

         In order to induce the MLP to enter into this Agreement, AWH represents and warrants as of the date hereof as follows:

                  (a) Existence, Power and Authority. AWH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business as currently conducted and has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

                  (b) Authorization; Enforceable Obligations. This Agreement has been duly authorized, executed and delivered by AWH and constitutes the legal, valid and binding obligation of AWH, enforceable against it in accordance with its terms. except as such enforceability may be limited by general principles of the law of equity or by any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and laws affecting creditors' rights generally.

                  (c) No Legal Bar. The execution, delivery and performance by AWH of this Agreement (i) do not or will not violate the certificate of incorporation, or by-laws or other formation document of AWH, and (ii) do not or will not violate or conflict with any law, governmental rule or regulation or any judgment, writ, order, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority applicable to AWH.

         Section 6. Affirmative and Negative Covenants. AWH covenants and agrees that, until the earlier of (x) the expiration of the Call Option Period (or, in the event the MLP shall have exercised its Call Option and, pursuant to the proviso contained in the last sentence of Section 3 hereof, the parties hereto shall be negotiating the sale of Warrior Coal beyond the Call Option Period, then the expiration of such additional period of time as contemplated by such proviso), (y) the sale of Warrior Coal by AWH to the MLP in connection with the exercise of the Put Option or the Call Option, as the case may be, and (y) the termination of this Agreement pursuant to Section 8 hereof:

                  (a) Compliance with Laws, Etc. AWH shall cause Warrior Coal and its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, except to the extent failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (b) Preservation of Limited Liability Company Existence, Etc. AWH shall cause Warrior Coal and each Subsidiary thereof to preserve and maintain its existence, legal structure, rights (charter and statutory), permits, licenses, approvals, privileges, franchises and intellectual property; provided however, that AWH shall not be required to cause Warrior Coal or any Subsidiary thereof to preserve any right, permit, license, approval, privilege, franchise or intellectual property if the Board of Directors (or persons performing similar functions) of or on behalf of Warrior Coal or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the


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         business of Warrior Coal or such Subsidiary and that the loss thereof, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (c) Maintenance of Properties, Etc. AWH shall cause Warrior Coal and each Subsidiary thereof to maintain and preserve all of its properties that are used or useful in the conduct of Warrior Coal's or such Subsidiary's business in good working order and condition, ordinary wear and tear expected, except to the extent the failure to so maintain or preserve such properties, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (d) Disposition of Limited Liability Company Interests. AWH shall not sell, transfer, convey, pledge or otherwise dispose of any limited liability company interest in or to Warrior Coal, except as otherwise contemplated by Section 2 or 3 of this Agreement, and AWH shall not permit Warrior Coal to sell, transfer, convey, pledge or otherwise dispose of any of the limited liability company interests or capital stock (or their equivalent) of any Subsidiary of Warrior Coal.

                  (e) Liens, Etc. AWH shall not permit Warrior Coal or any Subsidiary thereof to create, incur, assume or suffer to exist any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction, a financing statement that names Warrior Coal or any Subsidiary thereof as Debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, except:

                           (i) Liens, if any, granted or created under or
                  pursuant to the Stock Purchase Agreement or the Asset Purchase Agreement or any other agreement entered into in connection therewith;

                           (ii) Permitted Liens;

                           (iii) with respect to Warrior Coal and its
                  Subsidiaries, taken as a whole, other Liens incurred in the ordinary course of business securing obligations in an amount not to exceed $1,000,000;

                           (iv) Liens existing on the date hereof;

                           (v) non-recourse Liens upon or in real property or
                  equipment acquired or held by Warrior Coal or any Subsidiary thereof in the ordinary course of business to secure the purchase price of such property or equipment or to secure non-recourse, tax-exempt Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens exiting on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or


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                  replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                           (vi) the replacement, extension or renewal of any
                  Lien permitted by clauses (iii) through (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

                           (vii) Liens on personal property leased under leases
                  (including synthetic leases) entered into by Warrior Coal or any Subsidiary thereof which are accounted for as operating leases in accordance with GAAP to the extent not prohibited under Section 6(i) hereof;

                           (viii) easements, exceptions or reservations in any
                  property of Warrior Coal or any Subsidiary thereof granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of Warrior Coal or such Subsidiary; and

                           (ix) Liens on documents of title and the property
                  covered thereby securing obligations in respect of letters of credit that are commercial letters of credit (i.e., obtained for the purpose of paying all or a portion of the purchase price of such property) to the extent not prohibited under
                  Section 6(f) hereof.

                  (f) Debt. AWH shall not permit Warrior Coal or any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

                           (i) Debt owed to the MLP or any Subsidiary thereof;

                           (ii) Debt created under the SGP Revolving Credit
                  Agreement;

                           (iii) Debt assumed under or pursuant to the Stock
                  Purchase Agreement or the Asset Purchase Agreement; and

                           (iv) non-recourse Debt secured by Liens permitted by
                  Section 6(e)(v) hereof.

                  (g) Mergers, Etc. AWH shall not permit Warrior Coal or any Subsidiary thereof to merge into or consolidate with any Person or permit any Person to merge into it or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, except that:


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                           (i) any of WCC, WCMC and RBCC (or all of them) may
                  merge into Warrior Coal, provided that, in the case of any such merger, Warrior Coal shall be the surviving entity and shall have succeeded to all of the assets and properties of WCC, WCMC or RBCC (or all of them), as the case may be;

                           (ii) any Subsidiary of Warrior Coal may merge into or
                  consolidate with any wholly owned Subsidiary of Warrior Coal, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned subsidiary of Warrior Coal and such Person shall have succeeded to all of the assets and properties of such Subsidiary; and

                           (iii) any Subsidiary of Warrior Coal may merge into
                  or consolidate with Warrior Coal, provided that Warrior Coal is the surviving entity and shall have succeeded to all of the assets and properties of such Subsidiary.

                  (h) Sales, Etc., of Assets. AWH shall not permit Warrior Coal or any Subsidiary thereof to sell, lease, transfer or otherwise dispose of any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except;

                           (i) sales of Inventory in the ordinary course of
                  Warrior Coal's or its Subsidiaries' business;

                           (ii) with respect to Warrior Coal and its
                  Subsidiaries, taken as a whole, sale of assets that are obsolete or no longer used or useful for fair value in an aggregate amount not to exceed $500,000.00 over the term of this Agreement;

                           (iii) sales of assets by Warrior Coal or any
                  Subsidiary thereof to the MLP or any Subsidiary thereof;

                           (iv) in a transaction authorized by Section 6(g)
                  hereof; and

                           (v) with respect to Warrior Coal and its
                  Subsidiaries, taken as a whole, sales of other assets with a fair value in an amount not to exceed $500,000.00 individually or $1,000,000.00 in the aggregate over the term of this Agreement; provided however, that the purchase price paid to Warrior Coal or any such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale and such sale shall be in the best interest of Warrior Coal or such Subsidiary, as determined in good faith by the Board of Directors (or other person performing such functions) of Warrior Coal or such Subsidiary.

                  (i) Restricted Payments. AWH shall not permit Warrior Coal or any such Subsidiary thereof to declare or pay any dividends, repurchase or redeem any capital stock or other equity interest, return any capital to its members or shareholders as such, make any distribution of assets to its members or shareholders as such (each of the foregoing being a "Restricted Payment"), except that any wholly-owned Subsidiary of


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

         Warrior Coal shall be permitted to declare, make or incur a liability to make any such Restricted Payment to Warrior Coal or any wholly-owned Subsidiary of Warrior Coal.

                  (j) Lease Obligations. AWH shall not permit Warrior Coal or any Subsidiary thereof to create, incur, assume or suffer to exist any obligations as lessee (excluding for this purpose obligations as lessee under Capital Leases) (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, (ii) for the rental or hire of other personal property of any kind under operating leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of Warrior Coal and its Subsidiaries, taken as a whole, in respect of all such obligations to exceed $1,000,000.00 payable in any period of 12 consecutive months, or (iii) for the rental or hire of other real property under leases or agreements to lease other than in the ordinary course of business.

                  (k) Amendments of Constitutive Documents. AWH shall not permit Warrior Coal or any Subsidiary thereof to amend its Certificate of Formation, limited liability company operating agreement, charter, by-laws, partnership agreement or other constituent document in any manner that has a Material Adverse Effect.

                  (l) Generally. Except for any transaction permitted under this
         Section 6, AWH shall not permit Warrior Coal or any Subsidiary thereof to enter into any transaction that is reasonably expected to have a Material Adverse Effect.

                  (m) No Amendments To Credit Agreement. AWH shall not permit Warrior Coal to amend or modify any term or condition of the SGP Revolving Credit Agreement (or any credit agreement refinancing such indebtedness) except for such amendments or modifications thereof that do not increase or alter in any material respect the obligations of Warrior Coal thereunder or have a Material Adverse Effect.

         Section 7. Default; Termination. In the event that a party hereto shall have failed to perform or comply with in any material respect any agreement or covenant binding upon such party (such defaulting party, the "Defaulting Party", and the non-defaulting party, the "Non-Defaulting Party") and such default shall have continued unremedied for more than 45 days after receipt of notice in writing of such default from the Non-Defaulting Party (or such longer period as shall be reasonably necessary to cure such default provided the Defaulting Party is diligently proceeding in good faith to cure such default), then the Non-Defaulting Party may, by the giving of not less than 15 days' written notice to the Defaulting Party, terminate this Agreement. In the event of such termination, the non-defaulting party shall be entitled to such remedies as are available to it under applicable law.

         Section 8. Further Assurances. In the event that the Put Option is exercised by AWH or the Call Option is exercised by the MLP, each party hereto shall, at their own expense, cooperate with one another in good faith and execute and deliver such additional documents and take such further actions as such other party hereto may reasonably request in order to more fully give effect to the purposes and intent of this Agreement, to carry out the terms hereof and to fully and completely convey Warrior Coal to the MLP (or its designee) as contemplated hereby.


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

Without limiting the foregoing, the parties hereto agree to use their commercially reasonable efforts to obtain the consent of such third parties, including the consents of all lenders to the MLP or any of its Subsidiaries, if required (collectively, the "Third Party Consents"), as shall be necessary or appropriate for the purpose of consummating the sale of Warrior Coal by AWH to the MLP as contemplated by this Agreement.

         Section 9. Amendment and Restatement. The parties hereto agree that the Original Put and Call Agreement is amended and restated in its entirety upon the terms and conditions contained herein.

         Section 10. Miscellaneous.

                  (a) Notices. Any notice required or permitted hereunder is to be in writing and may be given by telecopy, telex, cable or other customary means of electronic communication or by registered or certified mail (return receipt requested) or express courier, postage prepaid. All notices, statements, requests and demands given to or made upon any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made (i) in the case of notice delivered by overnight express courier, one business day after the business day such notice was delivered to such courier, (ii) in the case of notice delivered by first class mail, three business days after being deposited in the mail, postage prepaid, return receipt requested,
         (iii) in the case of notice by hand, when delivered, or (iv) in the case of notice by any customary means of telecommunication, when sent provided confirmation of receipt or answer back has been received, in each case if addressed:

         to AWH, to it at:

                  ARH Warrior Holdings, Inc.
                  1717 South Boulder Avenue
                  Tulsa, OK 74119
                  Attention:  Thomas L. Pearson
                  Telephone: (918) 295-7606
                  Telecopy: (918) 295-7361

         to the MLP, to it at:

                  Alliance Resource Partners, L.P.
                  c/o Alliance Resource Management, L.P.
                  1717 South Boulder Avenue
                  Tulsa, OK 74119
                  Attention:  Michael L. Greenwood
                  Telephone: (918) 295-7622
                  Telecopy: (918) 295-7357


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

         or such other address for notice as any party hereto may designate for itself in a notice to the other party, except in cases where it is expressly provided herein that such notice, statement, request or demand shall not be effective until received by the party to whom it is addressed.

                  (b) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

                  (c) Assignment. Except as otherwise permitted hereunder, no party to this Agreement shall assign its rights or delegate its obligations hereunder to any other Person without the prior written consent of the other party hereto.

                  (d) Integration. This Agreement constitutes the entire agreement between AWH and the MLP with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by AWH or the MLP relative to the subject matter hereof not expressly set forth or referred to herein.

                  (e) Severability. The provisions of this Agreement are severable, and if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by each party hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  (g) Headings, Bold Type and Table of Contents. The section headings, subsection headings, and bold type used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.



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



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                                  ARH WARRIOR HOLDINGS, INC.


                                  By: /s/ Thomas L. Pearson
                                      ------------------------------------------
                                      Name:  Thomas L. Pearson
                                      Title: Senior Vice President - Law and
                                             Administration, General Counsel and
                                             Secretary


                                  ALLIANCE RESOURCE PARTNERS, L.P.

                                  By: Alliance Resource Management
                                      GP, LLC, its Managing General
                                      Partner


                                      By: /s/ Michael L. Greenwood
                                          --------------------------------------
                                          Name:  Michael L. Greenwood
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Treasurer


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